As filed with the Securities and Exchange Commission on August 1, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UAP HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3708834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7251 W. 4th Street

Greeley, Colorado 80634

(970) 356-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

UAP Retirement Income Savings Plan

(Full title of the plan(s))

Todd A. Suko, Esq.

Vice President, General Counsel & Secretary

UAP Holding Corp.

7251 W. 4th Street

Greeley, Colorado 80634

(970) 356-4400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Douglas R. Wright, Esq.

Faegre & Benson LLP

1700 Lincoln Street, Suite 3200

Denver, Colorado 80203

(303) 607-3500

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	MAXIMUM AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value (3)	3,000,000 Shares	$18.97	$56,910,000	$6,698.30

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low sale prices of the Common Stock reported on the NASDAQ National Market on July 25, 2005.
(3)	In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the UAP Retirement Income Savings Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in Part I will be sent or given to eligible persons participating in UAP Retirement Income Savings Plan (the “Plan”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

ITEM	2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

If participants in the Plan call or write to Legal Department, UAP Holding Corp., c/o United Agri Products, Inc., 7251 W. 4th Street, Greeley, Colorado 80634, (970) 347-1681, we will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a) The Registrant’s Annual Report on Form 10-K for the year ended February 27, 2005;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 29, 2005; and

(c) the description of Common Stock of the Registrant contained in the Registrant’s registration statement on Form 8-A, File No. 000-51035.

All documents subsequently filed by the Registrant and the UAP Retirement Income Savings Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

In accordance with the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of UAP Holding Corp., UAP Holding Corp. shall indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was UAP Holding Corp.’s director, officer or employee or is or was serving at UAP Holding Corp.’s request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, UAP Holding Corp.’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, UAP Holding Corp. also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor is UAP Holding Corp. aware of any threatened litigation that may result in claims for indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description
4.1	UAP Retirement Income Savings Plan (incorporated by reference to Current Report on Form 8-K filed on July 28, 2005)

15.1	Awareness letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature pages)

The undersigned registrant hereby undertakes to submit the UAP Retirement Income Savings Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the plan.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on this 25th day of June, 2005.

UAP HOLDING CORP.

By:	/s/ L. Kenneth Cordell
Name:	L. Kenneth Cordell
Title:	President, Chief Executive Officer and Director

We, the undersigned officers and directors of UAP Holding Corp. hereby severally constitute and appoint Todd A. Suko and Charles M. Owen, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the UAP Retirement Income Savings Plan; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the NASDAQ Stock Market; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE
/s/ L. KENNETH CORDELL	President, Chief Executive Officer and Director (principal executive officer	June 25, 2005
L. Kenneth Cordell

/s/ DAVID W. BULLOCK	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 25, 2005
David W. Bullock

/s/ JOSHUA J. HARRIS	Director	June 25, 2005
Joshua J. Harris

/s/ ROBERT KATZ	Director	June 24, 2005
Robert Katz

/s/ MARC E. BECKER	Director	June 25, 2005
Marc E. Becker

/s/ CARL J. RICKERTSEN	Director	June 25, 2005
Carl J. Rickertsen

/s/ STAN PARKER	Director	June 25, 2005
Stan Parker

/s/ THOMAS MIKLICH	Director	June 25, 2005
Thomas Miklich

/s/ WILLIAM H. SCHUMANN III	Director	June 29, 2005
William H. Schumann III

Pursuant to the requirements of the Securities Act of 1933, the undersigned administrator of the UAP Retirement Income Savings Plan have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greeley, Colorado on the 28th day of July, 2005.

UAP RETIREMENT INCOME SAVINGS PLAN

By	/s/ Dave Bullock
Name:	Dave Bullock
Title:	Plan Administrator

Exhibit Index

Exhibit No.	Description
4.1	UAP Retirement Income Savings Plan (incorporated by reference to Current Report on Form 8-K filed on July 28, 2005)

15.1	Awareness letter of Deloitte & Touche LLP

23.1	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the signature pages)